Exhibit 21

The following is a list of U. S. Steel’s subsidiaries at December 31, 2006.

Subsidiary	State or Country of Incorporation
Adela Investment Company S.A.	Luxembourg
Chicago Lakeside Development, LLC	Delaware
Chrome Deposit Corporation	Indiana
Clairton 1314B Partnership, L.P.	Delaware
Compagnie de Gestion de Mifergui-Nimba, LTEE.	Delaware
Cygnus Mines Limited	Canada
Delaware USS Corporation	Delaware
Double Eagle Steel Coating Company	Michigan
Double G Coatings, Inc.	Delaware
Double G Coatings Company, L.P.	Delaware
Essex Minerals Company (Societe des Mineraux Essex)	New Jersey
Feralloy Processing Co.	Indiana
GCW/USS Energy, LLC	Illinois
Grant Assurance Corporation	Vermont
La Pointe Iron Company	Wisconsin
Lakeside Land, LLC	Delaware
New Deal Development, Inc.	Delaware
New View Technologies	Delaware
Oilfield Technologies, Inc.	Delaware
Olympic Laser Processing	Michigan
Orinoco Mining Company	Delaware
Perdido Land Development Co., Inc.	Delaware
Phil Prop, Inc.	Delaware
PITCAL, Inc.	Delaware
USS-POSCO Industries	California
ProCoil Company, LLC	Delaware
Smart Screen Systems, Inc.	Minnesota
Societe Des mines de Fer de Guinee Pour L’Exploitation Des Monts Nimba (Mifergui Nimba)	Guinea
Steel Health Resources, LLC	Indiana

Straightline Source, Inc.	Delaware
Straightline, Inc.	Delaware
Swan Point Development Company	Delaware
Swan Point Yacht & Country Club, Inc.	Delaware
Transtar, Inc.	Delaware
Birmingham Southern Railroad Company	Alabama
Delray Connecting Railroad	Michigan
Elgin, Joliet and Eastern Railway Company	Delaware
Fairfield Southern Company, Inc.	Delaware
Lake Terminal Railroad Company, The	Delaware
McKeesport Connecting Railroad Company	Delaware
Tracks Traffic and Management Services, Inc.	Delaware
Union Railroad Company	Delaware
Warrior & Gulf Navigation Company	Delaware
Mobile River Terminal Company	Alabama
Sisco Stevedoring, LLC	Alabama
The Southern International Services Company, Inc.	Alabama
The Southern International Services Company II, Inc.	Alabama
Transtar Logistics, LLC	Delaware
U. S. Steel China, LLC	Delaware
U. S. Steel International of Canada, LTD.	Delaware
U. S. Steel Mining Company, LLC	Alabama
USS Mine Management, Inc.	Alabama
United States Steel International, Inc.	New Jersey
Compania de Representaciones Mercantiles, Cubacero, S.A.	Cuba
United States Steel Export Company de Mexico, S.R.L. de C.V.	Mexico
Acero Prime, S.R.L. de C.V.	Mexico
Acero Prime Servicios, S.R.L. de C.V.	Mexico
United States Steel International de Mexico, S.R.L. de C.V.	Mexico
U. S. Steel Receivables, LLC	Delaware
U. S. Steel Timber Company, LLC	Alabama
USS Coal Sales, LLC	Delaware
USS Galvanizing, Inc.	Delaware
PRO-TEC Coating Company	Ohio
PRO-TEC Coating Company, Inc.	Ohio
USS International Services, LLC	Delaware
USS Lakeside, LLC	Delaware
USS Oilwell Supply Co., LTD.	Delaware
USS Oilwell Tubular, Inc.	Delaware

USS Portfolio Delaware, Inc.	Delaware
USS Tubular Processing, Inc.	Delaware
U. S. Steel Enterprises BV	Netherlands
U. S. Steel Holdings, Inc.	Delaware
U. S. Steel Holdings II, Inc.	Delaware
U. S. Steel Holdings IV, Inc.	Delaware
USS Global Holdings I B.V.	Netherlands
U. S. Steel Košice (USSK)	Slovakia
Stabilita d.d.s., a.s.	Slovakia
OBAL—SERVIS, a.s. Košice	Slovakia
U. S. Steel Košice—Austria GmbH	Austria
Elektroservis VN a VVN a.s.	Slovakia
ENERGOSERVIS a.s. Košice	Slovakia
Hutnictvi železa a.s.(Czech Republic)	Czech Republic
U. S. Steel Košice Belgium s.a.	Belgium
U. S. Steel Košice Bohemia a.s.	Czech Republic
U. S Steel Košice France S.A.	France
U. S. Steel Košice SBS, s.r.o.	Slovakia
U. S. Steel Košice—Germany GmbH	Germany
U. S. Steel Košice Hungary Kft. v.a.	Hungary
U. S. Steel Košice—Labortest, s.r.o.	Slovakia
U. S. Steel Košice—Switzerland AG	Switzerland
U. S. STEEL KOŠICE (UK) LIMITED	United Kingdom
VOZMULT a.s. Košice v Likvidácii	Slovakia
Refrako, s.r.o.	Slovakia
Reliningserv, s.r.o.	Slovakia
VULKMONT a.s. Košice	Slovakia
U. S. Steel Global Holdings II B.V.	Netherlands
U. S. Steel Serbia, d.o.o.	Serbia
U. S. Steel Services s.r.o.	Slovakia
USSB Industrial Business Zone d.o.o.	Serbia
USSB Kucevo d.o.o.	Serbia
USSB Spin d.o.o.	Serbia
USSB Stara Zelezara d.o.o.	Serbia
U. S. Steel Balkan, d.o.o.	Serbia
U. S. Steel Europe, B.V.	Netherlands
United States Steel Credit Corporation	Delaware
UEC Technologies, LLC	Pennsylvania

Met-Chem Canada Inc.	Canada
UEC Sail Information Technology, LTD.	India
USX Engineers and Consultants, Inc.	Delaware
USX International Sales Company, Inc.	Barbados
USX Participacoes LTDA.	Brazil
Merinds Mineracao	Brazil
Mineracao Carajas, LTDA.	Brazil
Mineracao Maraba, LTDA.	Brazil
USX RTI Holdings, Inc.	Delaware
Republic Technologies International Holdings LLC	Delaware
Republic Technologies International LLC	Delaware
Worthington Specialty Processing	Missouri